EXHIBIT 99.01

Hampshire International Business Park Chineham Basingstoke Hampshire RG24 8EP United Kingdom Tel +44 (0)1256 894000 Fax +44 (0)1256 894708 www.shire.com

Press Release

Third quarter 2007 results date notification – 1 November 2007
Please note the US timing correction.

Basingstoke, UK – 17 October 2007– Shire plc (LSE: SHP, NASDAQ: SHPGY, TSX: SHQ) the global specialty biopharmaceutical company, will announce third quarter 2007 earnings on Thursday 1 November 2007.

Results press release will be issued at:	12:00 GMT / 08:00 ET
Investor meeting and conference call time:	14:30 GMT / 10:30 ET

Live conference call for investors:

Matthew Emmens, Chief Executive Officer and Angus Russell, Chief Financial Officer will host the live conference call for investors at 14:30 GMT/10:30 ET.

Please RSVP ssalah@shire.com (T: +44 (0)1256 894 160) for this conference call.

The details of the conference call are as follows:

UK dial in:	0800 953 0810
US dial in:	1866 789 2220
International dial in:	+44 (0) 1452 560 068
Password/Conf ID:	20443623#
Live Webcast:*	http://www.shire.com/shire/InvestorRelations/events.jsp?tn=2&m1=33

Replay:
A replay of the presentation will be available for two weeks by phone and by webcast for one year.  Details are as follows:

UK dial in	0800 953 1533
US dial in	1866 247 4222
International dial in	+44 (0) 1452 55 00 00
Pin code	20443623#
Webcast replay:*	http://www.shire.com/shire/InvestorRelations/events.jsp?tn=2&m1=33
* Email verification is required

Registered in England 2883758  Registered Office as above

For further information please contact:

Investor Relations	Souheil Salah (Rest of the World)	+44 1256 894 160
	Heidi Wunder (North America)	+1 484 595 8970

Notes to editors

SHIRE PLC

Shire’s strategic goal is to become the leading specialty biopharmaceutical company that focuses on meeting the needs of the specialist physician.  Shire focuses its business on attention deficit and hyperactivity disorder (ADHD), human genetic therapies (HGT), gastrointestinal (GI) and renal diseases. The structure is sufficiently flexible to allow Shire to target new therapeutic areas to the extent opportunities arise through acquisitions.  Shire’s in-licensing, merger and acquisition efforts are focused on products in niche markets with strong intellectual property protection either in the US or Europe.  Shire believes that a carefully selected portfolio of products with strategically aligned and relatively small-scale sales forces will deliver strong results.

For further information on Shire, please visit the Company’s website: www.shire.com.

Registered in England 2883758  Registered Office as above